EXHIBIT 11 - Statement Re:  Computation of Earnings Per Share

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                                                          Three Months Ended              Six Months Ended
                                                                June 30,                        June 30,
                                                           1996        1995                1996        1995

Primary

Average common shares outstanding                           27,853        20,410          26,893       20,288

Net effect of dilutive stock options and warrants
   based on the treasury stock method using
   average market price                                      3,386         1,211           3,131        1,013

Total                                                       31,239        21,621          30,024       21,301

Net income                                                 $ 2,648      $  1,953        $  4,768     $  4,274

Preferred dividends                                             91           327             199          592

Adjusted net income                                       $  2,557      $  1,626        $  4,569     $  3,682

Earnings per common share                               $      .08    $      .08      $      .15   $      .17



Fully Diluted

Average common shares outstanding                           27,853        20,410          26,893       20,288

Net effect of dilutive stock options and warrants
   based on the treasury stock method using
   the greater of the average market price or the
   ending market price                                       3,612         1,432           3,473        1,254

Total                                                       31,465        21,842          30,366       21,542

Net income                                                $  2,648      $  1,953        $  4,768     $  4,274

Preferred dividends                                             91           327             199          592

Adjusted net income                                       $  2,557      $  1,626        $  4,569     $  3,682

Earnings per common share                               $      .08    $      .07      $      .15   $      .17

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